================================================================================



                      EVEREST REINSURANCE HOLDINGS, INC.


                                      To


                           THE CHASE MANHATTAN BANK
                                    Trustee

                              ___________________

                         FIRST SUPPLEMENTAL INDENTURE


                          Dated as of March 14, 2000


                     8.50% Senior Notes due March 15, 2005
                              ___________________




================================================================================

                             TABLE OF CONTENTS/1/

                                                                            Page
                                                                            ----
                                   ARTICLE I

                     8.50% Senior Notes due March 15, 2005

Section 101.   Establishment................................................  1
Section 102.   Definitions..................................................  3
Section 103.   Payment of Principal and Interest............................  3
Section 104.   Denominations................................................  4
Section 105.   Global Securities............................................  4
Section 106.   Paying Agent.................................................  5

                                   ARTICLE II

                            Miscellaneous Provisions

Section 201.   Recitals by Company..........................................  6
Section 202.   Ratification and Incorporation of Original Indenture.........  6
Section 203.   Executed in Counterparts.....................................  6

Exhibit A.  Form of 8.50% Senior Note due March 15, 2005

Exhibit B.  Certificate of Authentication





___________________

  /1/ This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms or provisions.

     THIS FIRST SUPPLEMENTAL INDENTURE is made as of the 14th day of March, 2000, by and between EVEREST REINSURANCE HOLDINGS, INC., a Delaware corporation, having its principal office at 477 Martinsville Road, P.O. Box 830, Liberty Corner, New Jersey 07938 (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as Trustee (herein called the "Trustee").

                             W I T N E S S E T H:

     WHEREAS, the Company has heretofore entered into an Indenture, dated as of March 14, 2000 (the "Original Indenture"), with The Chase Manhattan Bank, as Trustee;

     WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as amended and supplemented to the date hereof, including by this Supplemental Indenture, is herein called the "Indenture";

     WHEREAS, under the Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

     WHEREAS, the Company proposes to create under the Indenture a new series of Securities;

     WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                     8.50% Senior Notes due March 15, 2005

     Section 101.  Establishment.

     There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company's 8.50% Senior Notes due March 15, 2005 (the "Notes").

     There are to be authenticated and delivered $250,000,000 principal amount of Notes, and no further Notes shall be authenticated and delivered except as provided by Section 304, 305,

306, 906 or 1107 of the Original Indenture. The Notes shall be issued in fully registered form without coupons.

     The Notes shall be in substantially the form set out in Exhibit A hereto, and the form of the Trustee's Certificate of Authentication for the Notes shall be in substantially the form set forth in Exhibit B hereto.

     Each Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

     There shall be the following additions to the covenants set forth in the Original Indenture with respect to the Notes, which shall be effective only so long as any of the Notes are Outstanding:

     Limitations on Sales of Restricted Subsidiaries' Capital Stock. The Company shall not sell, transfer or otherwise dispose of any shares of capital stock of a Restricted Subsidiary (other than directors' qualifying shares or sales to Restricted Subsidiaries), and it shall not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of any shares of capital stock of any other Restricted Subsidiary (other than directors' qualifying shares or sales or other transfers to the Company or to a Restricted Subsidiary), unless the entire capital stock of such Restricted Subsidiary at the time owned by the Company and its Restricted Subsidiaries shall be disposed of at the same time for a consideration consisting of cash or other property, which, in the opinion of the Board of Directors of the Company, is at least equal to the fair value thereof.

     Limitations on Liens on Restricted Subsidiaries' Capital Stock. The Company shall not, and it shall not permit any Restricted Subsidiary at any time directly or indirectly to, create, assume, incur or permit to exist any indebtedness secured by a pledge, lien or other encumbrance on the capital stock of any Restricted Subsidiary without making effective provision whereby the Notes then Outstanding (and, if the Company so elects, any other indebtedness ranking on a parity with the Notes) shall be equally and ratably secured with such secured indebtedness so long as such other indebtedness shall be secured.

     For purposes of the Indenture, "Restricted Subsidiary" means a Subsidiary which is a regulated insurance company principally engaged in one or more of the life, annuity, property and casualty insurance businesses; provided, however, that no such Subsidiary shall be a Restricted Subsidiary if (1) (a) the total assets of such Subsidiary are less than 10% of the total assets of the Company and its consolidated Subsidiaries (including such Subsidiary), in each case as set forth on the most recent fiscal year-end balance sheets of such Subsidiary and the Company and its consolidated Subsidiaries, respectively, and computed in accordance with United States generally accepted accounting principles ("GAAP"), and (b) the total revenues of such Subsidiary are less than 10% of the total revenues of the Company and its consolidated Subsidiaries (including such Subsidiary), in each case as set forth on the most recent fiscal year-end income statements of such Subsidiary and the Company and its consolidated Subsidiaries, respectively, and computed in accordance with GAAP or (2) in the judgment of the Board of Directors, as evidenced by a Board Resolution, such Subsidiary is not material to the financial condition of the Company and its consolidated Subsidiaries taken as a whole.

     The preceding additional covenants are included in the Original Indenture solely for the benefit of the Holders of the Notes, and for purposes of Sections 1009 and 1303 of the Original Indenture, shall be deemed covenants provided by Sections 301(19), 901(1) and 901(3) thereof for the benefit of such Holders

     Section 102.  Definitions.

     The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

     "Interest Payment Dates" means March 15 and September 15 of each year, commencing September 15, 2000.

     "Original Issue Date" means March 14, 2000.

     "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the respective March 1 and September 1 prior to such Interest Payment Date.

     "Stated Maturity" means March 15, 2005.

     Section 103.  Payment of Principal and Interest.

     The principal of the Notes shall be due at Stated Maturity. The unpaid principal amount of the Notes shall bear interest at the rate of 8.50% per annum until paid or duly provided for, such interest to accrue from March 14, 2000 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person or Persons in whose name the Notes are registered on the Regular Record Date for such Interest Payment Date; provided, however, that interest payable at the Stated Maturity of principal as provided herein shall be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee ("Special Record Date"), notice whereof shall be given to Holders of the Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

     Payments of interest on the Notes shall include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. "Business Day" means a day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

     Payment of principal of, premium, if any, and interest on the Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on Notes represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security; provided, however, that in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent. If any of the Notes are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity shall be made at the office of the Paying Agent upon surrender of such Notes to the Paying Agent and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

     Section 104.  Denominations.

     The Notes shall be issued in denominations of $1,000 or any integral multiple thereof.

     Section 105.  Global Securities.

     The Notes shall initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Notes represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

     A Global Security shall be exchangeable for Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Trustee and the Company that it is no longer willing or able to properly discharge its responsibilities as a

Depositary for such Global Security and no qualified successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no qualified successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation, (ii) the Company executes and delivers to the Trustee a Company Order stating that the Company elects to terminate the book-entry system through the Depositary, or (iii) there shall have occurred and be continuing an Event of Default with respect to the Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes as provided in the Original Indenture.

     The Notes shall not have a sinking fund and are not redeemable prior to their Stated Maturity.

     Section 106.  Paying Agent.

     The Trustee shall initially serve as Paying Agent with respect to the Notes, with the Place of Payment initially being the Corporate Trust Office.

                                  ARTICLE II

                           Miscellaneous Provisions

     Section 201.  Recitals by Company.

     The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and this Supplemental Indenture as fully and with like effect as if set forth herein in full.

     Section 202.  Ratification and Incorporation of Original Indenture.

     As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     Section 203.  Executed in Counterparts.

     This Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

                                             EVEREST REINSURANCE HOLDINGS, INC.

                                             By: /s/ Stephen L. Limauro
                                                 -------------------------

Attest: /s/ Janet J. Burak
        --------------------

                                             THE CHASE MANHATTAN BANK,
                                                  as Trustee

                                             By: /s/ Timothy E. Burke
                                                 -------------------------
                                                     Timothy E. Burke
Attest: /s/ Julie Salovitch-Miller
        --------------------------

                                                                       Exhibit A

                                    Form of
                     8.50% Senior Note due March 15, 2005



                      EVEREST REINSURANCE HOLDINGS, INC.
                     8.50% Senior Note due March 15, 2005
     No.

     CUSIP No. 299808AA3                               Principal Amount: $

     Regular Record Date: close of business on the respective March 1 and September 1 prior to the relevant Interest Payment Date.

     Original Issue Date: March 14, 2000

     Stated Maturity: March 15, 2005

     Interest Payment Dates: March 15 and September 15

     Interest Rate: 8.50% per annum

     Authorized Denomination: $1,000 or any integral multiple thereof

     EVEREST REINSURANCE HOLDINGS, INC., a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture referred to on
the reverse hereof), for value received, hereby promises to pay to             ,
or registered assigns, the principal sum of                DOLLARS ($          )
on the Stated Maturity shown above and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on September 15, 2000, and on the Stated Maturity at the rate per annum shown above (the "Interest Rate") until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity) will, as provided in the Indenture, be paid to the Person in whose name this 8.50% Senior Note due March 15, 2005 (this "Security") is registered on the Regular Record Date as specified above next preceding such Interest Payment Date; provided, however, that any interest payable at Stated Maturity will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

     Payments of interest on this Security will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. "Business Day" means a day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

     Payment of principal of, premium, if any, and interest on the Securities of this series shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on Securities of this series represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security; provided, however, that in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent. If any of the Securities of this series are no longer represented by a Global Security,
(i) payments of principal, premium, if any, and interest due at the Stated Maturity shall be made at the office of the Paying Agent upon surrender of such Securities to the Paying Agent and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                   EVEREST REINSURANCE HOLDINGS, INC.



                                   By: ________________________________

  Attest: ____________________

                         CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.



                                        THE CHASE MANHATTAN BANK,
                                            as Trustee



                                        By:________________________

                             (Reverse of Security)

     This Security is one of a duly authorized issue of Securities of the Company (the "Securities"), issued and issuable in one or more series under an Indenture, dated as of March 14, 2000, (the "Senior Indenture") as supplemented by the First Supplemental Indenture dated as of March 14, 2000 (the "Supplemental Indenture" and together with the Senior Indenture, the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof as 8.50% Senior Notes due March 15, 2005 in the aggregate principal amount of up to $250,000,000. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

     The Securities of this series are not redeemable prior to Stated Maturity.

     If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities of each series affected thereby at the time Outstanding. The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Outstanding Securities of this series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Securities of this series and for covenant defeasance at any time of certain covenants in the Indenture upon compliance with certain conditions set forth in the Indenture.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to the limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged at the office or agency of the Company.

     This Security shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflict of laws principles thereof.

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -- as tenants in common     UNIF GIFT MIN ACT--________ Custodian

                                    ________
                                                     (Cust)
                                    (Minor)
                                              under Uniform Gifts to Minors Act

TEN ENT-- as tenants by the entireties        __________________________________
                                                           (State)

JT TEN -- as joint tenants with rights of survivorship and not as tenants in common

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto ________ __________________________ (please insert Social Security or other identifying number of assignee)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF
ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing ________________________________ agent to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated: _________________      By:_____________________________________________

                              NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                                                                       Exhibit B

                         CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                   THE CHASE MANHATTAN BANK,
                                       as Trustee



                                   By:___________________________
                                          Authorized Officer

                                      B-1